UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 12, 2011

DEHAIER MEDICAL SYSTEMS LIMITED
 (Exact name of registrant as specified in its charter)

British Virgin Islands	001-34661	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 908 East Plaza
No. 15 West 4th Ring North Road
Haidian District, Beijing, 100195
People’s Republic of China
 (Address of principal executive offices)
Registrant’s telephone number, including area code: (8610) 5166-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 12, 2011, the Registrant issued a press release announcing the appointment of Dr. Xiaoqing Wang as Chief Technology Officer.  Dr. Wang has served as the institute director of the Beijing Taijie Magneto-electrical Institute since 2005.  From 1998 to 2005, Dr. Wang served as a chief engineer for Beijing Wandong Medical Equipment Co., Ltd.  From 1994 to 1998, Dr. Wang served as a project and department manager at Beijing Sekisui Trank Medical Technology Co., Ltd.  Prior to that, Dr. Wang served as an MRI system engineer for Hangwei General Electric Appliance Medical System Co., Ltd. from 1992 to 1994 and as vice president of Beijing Xiekun Medical Instrument Co., Ltd. from 1991 to 1992.  Dr. Wang holds an MBA from the University of International Business and Economics, a Masters and Ph.D. in biomedical engineering from the Institution of Biomedical Engineering of the Chinese Academy of Machine Science, and a Bachelor of Science degree in physics from Peking University.

A copy of the press release announcing the appointment of Dr. Wang is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

99.1 Press release dated July 12, 2011.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEHAIER MEDICAL SYSTEMS LIMITED

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated: July 12, 2011